Pac-West to Deliver Next-Generation Communications Services with VeriSign
VeriSign Database and Signaling Services Combined with Pac-West IP and PSTN Expertise
To Create Turnkey Convergence Offering for VoIP
STOCKTON, CA—January 12, 2006–Pac-West Telecomm, Inc. (Nasdaq: PACW), a leading provider of traditional and next-generation voice communications services, today announced a strategic alliance with VeriSign, Inc. to provide services that enable communications providers to offer converged IP, voice and data communications.
By bundling VeriSign signaling and database services with Pac-West’s network, the companies can offer the infrastructure elements needed to interconnect IP-based and traditional public switched telephone networks (PSTN).
VeriSign will supply Pac-West with back office and database services including Calling Party Name (CNAM), Local Number Portability (LNP), SS7 and provisioning services. Pac-West will contribute voice and data network services such as trunking, switching and IP transport.
The result will be a VoIP service bureau that features LNP, E911, directory listings, customer ordering and service interfaces with near real-time notifications combined with IP and PSTN bearer and signaling networks for near real-time service activation.
“Working with Pac-West allows us to speed the introduction of VoIP and next-generation services,” said Bill Wolfe, senior vice president, VeriSign Communications Services. “Combining VeriSign’s experience operating mission-critical database and signaling services with Pac-West’s services creates reliable solutions that providers can use to compete in today’s rapidly changing communications market.”
“VeriSign is the ideal partner to enhance our national expansion plans and strategy of being a single source for converged solutions that VoIP, wireless, broadband and other service providers are starting to offer,” said Hank Carabelli, Pac-West president and CEO. “VeriSign’s intelligent infrastructure services greatly expand the functionality and scalability of our traditional and IP-enabling services, allowing both companies to drive adoption of next-generation applications.”
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About Pac-West Telecomm, Inc.
Pac-West is a provider of advanced communications services that enable traditional and next-generation providers, carriers, and service providers to efficiently design, deploy, and deliver integrated communication solutions. Pac-West has operations in California, Nevada, Washington, Arizona, Utah, and Oregon, and has launched a planned national expansion. Founded in 1980, Pac-West Telecomm, Inc. has been offering communication services to its customers since 1982 and has been a leading provider of wholesale services to Internet Service Providers. For more information, visit www.pacwest.com.
For More Information
Pac-West Media Relations: John Amaya, jamaya@pacwest.com, 1-209-926-4195
Pac-West Investor Relations: Reid Cox, rcox@pacwest.com, 1-209-926-3417
Trademarks
VeriSign and other trademarks, service marks and logos are registered or unregistered marks of VeriSign and its subsidiaries in the United States and in foreign countries. Copyright © 2006 VeriSign, Inc. All rights reserved.
Pac-West Telecomm • 800-959-4513 • serviceproviders@pacwest.com • www.pacwest.com

VeriSign Forward Looking Statement
Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as the inability of VeriSign to successfully develop and market new products and services and customer acceptance of any new products or services, including Jamster services; the possibility that VeriSign’s announced new services may not result in additional customers, profits or revenues; and increased competition and pricing pressures. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.
Pac-West Forward Looking Statement
In this press release, Pac-West’s use of the words “outlook,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “likely,” “objective,” “plan,” “designed,” “goal,” “target,” and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important risk factors that are described in our Annual Report on Form 10-K for the period ended December 31, 2004, as filed with the SEC on March 30, 2005, which may be revised or supplemented in subsequent reports filed by us with the SEC. Such risk factors include, but are not limited to: our level of indebtedness; an inability to generate sufficient cash to service our indebtedness; regulatory and legal uncertainty with respect to intercarrier compensation payments received by us; the migration to broadband Internet access affecting dial-up Internet access; the loss of key executive officers could negatively impact our business prospects; an increase in our network expenses; migration of our enterprise customer base to U.S. TelePacific Corp. occurring sooner or later than contemplated; the possible delisting of our common shares from the Nasdaq SmallCap Market; and our principal competitors for local services and potential additional competitors have advantages that may adversely affect our ability to compete with them.
Pac-West Telecomm • 800-959-4513 • serviceproviders@pacwest.com • www.pacwest.com